Exhibit 10.4

THE CENTURY BANCORP

SUPPLMENTAL EXECUTIVE RETIREMENT

AND INSURANCE PLAN

Second Amendment

THIS SECOND AMENDMENT is made by Century Bancorp, Inc. (the “Company”) to the Century Bancorp Supplemental Executive Retirement and Insurance Plan, As Amended and Restated Effective as of December 31, 2016 (the “Plan”). This Second Amendment is effective as of October 13, 2020, the date of its adoption by the Board of Directors of the Company (the “Board”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan for a select group of management employees in order to attract, retain and motivate qualified management employees by providing retirement benefits and, in certain cases, survivor income; and

WHEREAS, the Board wishes to amend the Plan to modify the Benefit Percentage (as defined by the Plan) for certain eligible participants; and

WHEREAS, the Board may amend the Plan pursuant to Section 8.4 thereof;

NOW, THEREFORE, BE IT RESOLVED, that the Company hereby amends the Plan as follows, effective as of October 13, 2020:

1.      Section 1.1(g) of the Plan shall be deleted in its entirety and replaced by the following:

(g)          “BENEFIT PERCENTAGE” means, (i) 75% for Participants who are members of the Executive Management Group and any other Participants specifically designated by the Committee and notified in writing upon initial eligibility to participate in the Plan or thereafter, and (ii) 66% for all other Participants.

2.      All other terms of the Plan shall continue unaffected.

IN WITNESS WHEREOF, this Second Amendment to the Plan is hereby executed on this 13th day of October, 2020.

CENTURY BANCORP, INC.

By:
Name: Barry R. Sloane
Title: Chairman, President & CEO